SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                October 20, 1999


                         WESTERFED FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



   Delaware                         0-22772                        81-0487794
--------------------------------------------------------------------------------
(State or other              (Commission File No.)               (IRS Employer
 jurisdiction of                                                 Identification
 incorporation)                                                      Number)


   110 East Broadway, Missoula, Montana                                59802
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:              (406) 721-5254
--------------------------------------------------------------------------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

                  On October 20, 1999 the Registrant issued the press release attached as Exhibit 99.


Item 7.           Financial Statements and Exhibits

                  (a)      Exhibits

                           99     Press release, dated October 20, 1999

                                   Signatures



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          WesterFed Financial Corporation



Date: October 20, 1999                     By: /s/Lyle R. Grimes
      ----------------                        ---------------------------------

                                              Lyle R. Grimes
                                              President/Chief Executive Officer

                    WESTERFED FINANCIAL CORPORATION ANNOUNCES
                       RECORD QUARTERLY EARNINGS PER SHARE


         Missoula, Montana - October 20, 1999 - WesterFed Financial Corporation (the "Company") (NASDAQ -WSTR), the holding company for Western Security Bank (the "Bank"), announced record earnings per share for the first quarter ended September 30, 1999 of $2.0 million, or $0.44 per share diluted (cash earnings of $0.52 per share), as compared to $1.8 million, or $0.31 per share diluted (cash earnings of $0.39 per share) for the same period last year. Cash earnings, which represent the amount by which tangible equity changes each period due to operating results, include reported earnings plus the non-cash charges for goodwill amortization and amortization relating to core deposit intangible and certain employee stock plans and related tax benefit.

         The Company previously announced on September 30, 1999 that it will pay a regular cash dividend of $0.155 per share for the quarter ended September 30, 1999. The cash dividend of $0.155 represents an increase of 3.3% over the prior quarter's regular cash dividend of $0.15 per share. The Company has increased regular cash dividends every quarter since becoming a public company.

         The Board of Directors of the Company also previously announced a plan to repurchase up to 5.0% of its 4,538,557 outstanding shares of common stock at June 30, 1999 in the open market during a twelve month period depending upon market conditions. The program is being conducted through the use of certain registered broker-dealers with repurchases being made from time-to-time at market prices. In addition, the Company previously announced its Annual Meeting of Stockholders will be held at 9:00 a.m. on October 26, 1999 at the Missoula Southgate Branch of Western Security Bank located at 2601 Garfield Street, Missoula, Montana.

         Western Security Bank President Ralph Holliday stated, "I am pleased to announce that the Company is reporting record earnings per share of $0.44. This is a 12.8% increase over the $0.39 per share reported for the prior quarter ended June 30, 1999 and a 41.9% increase over the $0.31 per share reported for the same period last year. We have been aggressively attempting to improve on the Company's efficiency ratio, (the ratio of non-interest expense to net interest income and non-interest income) which was 63.5% for the quarter ended September 30, 1999 as compared to 68.4% for the same period last year. The efficiency ratio without intangibles amortization was 60.3% for the quarter ended September 30, 1999 as compared to 64.8% for the same period last year. The increasing interest rate environment has resulted in lower fee income as loan refinance activity has slowed. Until this trend is reversed, we must be diligent in our efforts to improve on our efficiency ratio. In addition, because of our stock repurchase programs and increased earnings per share, our return on equity has increased 39.4% to 8.81% at September 30, 1999 as compared to 6.32% at September 30, 1998."

         Total assets increased $6.7 million to $1.014 billion at September 30, 1999 as compared to $1.007 billion at June 30, 1999. This increase was primarily the result of increases in investment securities, Federal Home Loan Bank stock and all other interest earning assets of $3.9 million and mortgage-backed securities of $11.8 million, partially offset by decreases in loans receivable and loans available-for-sale of $1.5 million and $6.9 million in cash and due from banks. Repurchase agreements and borrowed funds increased $6.3 million while total deposits decreased $2.5 million.

         Net income increased $254,000 to $2.0 million for the quarter ended September 30, 1999 from $1.8 million for the same period last year. Net interest income before provision for loan losses for the quarter ended September 30, 1999 increased $224,000 to $8.1 million as compared to $7.9 million over the same period last year. The net interest margin (net interest income divided by average interest earning assets) increased to 3.47% during the quarter ending September 30, 1999 from 3.40% during the same period last year.

         The provision for loan losses increased $205,000 to $445,000 for the quarter ended September 30, 1999 from $240,000 for the same period last year.
The increased provision for loan losses is primarily related to the consumer loan dealer finance program and management's goal to reduce the amount of fixed-rate residential loans held in portfolio while attempting to increase the amount of consumer and commercial loans held in portfolio. At September 30, 1999, the Company had $4.1 million of non-performing assets (representing 0.41% of total assets) as compared to $4.2 million at June 30, 1999 (representing 0.42% of total assets) and $5.2 million at September 30, 1998 (representing 0.52% of total assets). The 0.41% is substantially less than the national composite for thrifts of 0.65% at June 30, 1999, which is the latest available information reported by the Office of Thrift Supervision. At September 30, 1999, the Company had allowances for loan losses to non-performing assets of 128.8% as compared to 121.13% at June 30, 1999. Management's evaluation of the adequacy of its loan loss reserves, the quality of the loan portfolio and economic conditions in Montana resulted in the $445,000 provision for loan losses. Future additions to the Company's allowance for loan losses and any change in the related ratio of the allowance for loan losses to non-performing loans are dependent upon the performance and composition of the Company's loan portfolio, the economy, inflation, changes in real estate values and interest rates and the view of the regulatory authorities toward adequate reserve levels.

         Total non-interest income decreased $143,000 to $2.2 million during the quarter ended September 30, 1999 from $2.3 million during the same period last year. The $143,000 decrease was primarily the result of loan origination fees on loans sold and net gain on sale of loans available-for-sale decreasing $261,000 to $682,000 for the quarter ended September 30, 1999 from $943,000 for the same period last year due to reduced loan refinancing activity. Non-interest expenses decreased $447,000, or 7.1%, to $6.5 million for the quarter ended September 30, 1999 from $7.0 million for the same period last year as a result of cost cutting employed by the Company in an effort to improve the efficiency ratio.

FORWARD LOOKING STATEMENTS

         When used in this press release or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "significantly" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities, competitive and regulatory factors and unforseen business risks related to Year 2000 computer issues could affect the Bank's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

         WesterFed Financial Corporation's only subsidiary, Western Security Bank, which is Montana's largest savings bank, operates thirty-four offices in twenty Montana communities.

CONTACT: James A. Salisbury, Executive Vice President/
                             Treasurer/Chief Financial Officer
        (406) 721-5254

CONSOLIDATED BALANCE SHEETS
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except per share data)
                                                 (Unaudited)
                                                 September 30,       June 30,
                                                     1999              1999
                                                -------------     ------------
ASSETS
Cash and due from banks                          $   18,967        $   25,867
Interest-bearing due from banks                       2,368             3,079
                                                 ----------        ----------
       Cash and cash equivalents                     21,335            28,946

Interest-bearing deposits                             1,985             1,985
Investment securities available-for-sale            106,876           103,441
Investment securities, at amortized cost
  (estimated fair value of $9,246 at September
   30, 1999 and $9,255 at June 30, 1999)              9,239             9,235
Stock in Federal Home Loan Bank of Seattle,
   at cost                                           14,882            14,615
Mortgage-backed securities available-for-sale        83,976            68,029
Mortgage-backed securities, at amortized cost
  (estimated fair value of $80,923 at September
   30, 1999 and $85,252 at June 30, 1999)            79,604            83,720
Loans available-for-sale                              3,389             3,740
Loans receivable, net                               626,434           627,631
Interest receivable                                   7,935             7,635
Premises and equipment, net                          27,868            28,269
Core deposit intangible                               3,571             3,741
Goodwill                                             14,929            15,096
Cash surrender value of life insurance policies       7,837             6,916
Other assets                                          4,189             4,350
                                                 ----------        ----------
       Total assets                              $1,014,049        $1,007,349
                                                 ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits                                       $  642,994        $  645,549
  Repurchase agreements                               7,607             6,702
  Borrowed funds                                    249,884           244,483
  Advances from borrowers for taxes
     and insurance                                    6,270             3,302
  Income taxes - current and deferred                 2,381             1,552
  Accrued interest payable                            6,113             6,156
  Accrued expenses and other liabilities              8,377             8,456
                                                 ----------        ----------
    Total liabilities                               923,626           916,200
                                                 ----------        ----------
Stockholders' Equity:
  Preferred stock, $.01 par value,
    5,000,000 shares authorized; none outstanding        --                --
  Common stock, $.01 par value, 10,000,000
    shares authorized; 4,429,678 shares
    outstanding at September 30, 1999, and
    4,538,557 outstanding at June 30, 1999               57                56
  Paid-in capital                                    70,008            69,572
  Common stock acquired by ESOP/RRP                  (2,153)           (2,216)
  Treasury stock, at cost                           (27,694)          (25,319)
  Accumulated other comprehensive income (loss)      (1,918)           (1,717)
  Retained earnings                                  52,123            50,773
                                                 ----------        ----------
    Total stockholders' equity                       90,423            91,149
                                                 ----------        ----------
    Total liabilities and stockholders' equity   $1,014,049        $1,007,349
                                                 ==========        ==========
    Book value per common share outstanding          $20.41            $20.08
                                                 ==========        ==========
    Tangible book value per common
       share outstanding                             $16.24            $15.93
                                                 ==========        ==========

CONSOLIDATED STATEMENTS OF INCOME
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except per share data)
                                                               (Unaudited)
                                                           Three Months Ended
                                                              September 30,
                                                           ------------------
                                                             1999       1998
                                                           --------- --------
Interest income:
   Loans receivable                                         $12,935   $14,066
   Mortgage-backed securities                                 2,624     2,061
   Investment securities                                      1,985     2,126
   Interest-bearing deposits                                     96        87
   Other                                                         90        80
                                                            -------   -------
     Total interest income                                   17,730    18,420
                                                            -------   -------
Interest expense:
   NOW and money market demand                                  935       881
   Savings                                                      545       646
   Certificates of deposit                                    4,634     5,400
                                                            -------   -------
                                                              6,114     6,927
   Borrowed funds and repurchase agreements                   3,537     3,638
                                                            -------   -------
     Total interest expense                                   9,651    10,565
                                                            -------   -------
     Net interest income                                      8,079     7,855
Provision for loan losses                                       445       240
                                                            -------   -------
     Net interest income after provision
         for loan losses                                      7,634     7,615
                                                            -------   -------
Non-interest income:
   Loan origination fees on loans sold                          526       687
   Service fees                                               1,349     1,212
   Net gain on sale of loans available-for-sale                 156       256
   Net gain on sale of securities available-for-sale              5        --
   Other                                                        148       172
                                                            -------   -------
     Total non-interest income                                2,184     2,327
                                                            -------   -------
Non-interest expenses:
   Compensation and employee benefits                         3,137     3,357
   Net occupancy expense of premises                            451       516
   Equipment and furnishings                                    500       553
   Data processing                                              407       413
   Deposit insurance premium                                     84        88
   Intangibles amortization                                     337       373
   Marketing and advertising                                    181       154
   Other                                                      1,425     1,515
                                                            -------   -------
     Total non-interest expense                               6,522     6,969
                                                            -------   -------
     Income before income taxes                               3,296     2,973

Income taxes                                                  1,288     1,219
                                                            -------   -------
     Net income                                             $ 2,008   $ 1,754
                                                            =======   =======
Net income per common share:
   Basic                                                    $  0.46   $  0.33
                                                            =======   =======
   Diluted                                                  $  0.44   $  0.31
                                                            =======   =======
Dividends per share                                         $ 0.155   $ 0.135
                                                            =======   =======
Dividend payout ratio = basic                                 33.70%    40.91%
                                                            =======   =======
Average common and common equivalent
   shares outstanding:
   Basic                                                  4,354,871  5,369,521
                                                          =========  =========
   Diluted                                                4,516,508  5,674,227
                                                          =========  =========

Selected Financial Ratios and Other Data:
                                                            (Unaudited)
                                                        Three Months Ended
                                                           September 30,
                                                      ----------------------
                                                         1999         1998
                                                      ----------- ----------
Performance Ratios:
  Return on assets (ratio of net income
    to average total assets) (1)                         0.79%         0.70%
  Return on equity (ratio of net income
    to average equity) (1)                               8.81          6.32

  Interest rate spread information:
       Average during period                             3.31          3.12
       End of period                                     3.17          3.07
  Net interest margin (1) (2)                            3.47          3.40
  Ratio of non-interest expense to
    average total assets (1)                             2.58          2.77

Asset Quality Ratios:
  Non-performing assets to total assets,
    at end of period                                     0.41          0.52
  Total allowance for loan losses to
    total non-performing assets (3)                    128.80         94.24

Capital Ratios:
  Stockholders' equity to total assets,
    at end of period                                     8.92         11.15
  Tangible stockholders' equity to
    tangible assets, at end of period                    7.22          9.34
  Ratio of average interest-earning assets
    to average interest-bearing liabilities            103.76        106.07


  (1)  Annualized
  (2)  Net interest income divided by average interest-earning assets
  (3)  Includes non-performing and foreclosed assets

WESTERFED FINANCIAL CORP

                                                                  (Unaudited)
                                           -------------------------------------------------------
                                            SEPTEMBER 30,  1999 - QTD   SEPTEMBER 30,  1998 - QTD
                                           --------------------------- ---------------------------
                                           Average     Interest        Average     Interest
                                           Outstanding Earned/  Yield/ Outstanding Earned/  Yield/
                                           Balance (5) Paid     Rate   Balance (5) Paid     Rate
                                           ----------- -------- ------ ----------- -------- ------
                                                                 (Dollars in Thousands)
INTEREST EARNING ASSETS:
  Loans receivable (1) (2)                  $627,064   $12,935  8.25%   $657,497   $14,066   8.56%
  Mortgage-backed securities (2)             163,439     2,624  6.42%    121,277     2,061   6.80%
  Investments (2)                            128,318     1,985  6.19%    132,634     2,126   6.41%
  Other interest-earning assets (3)            5,844        96  6.57%      5,084        87   6.85%
  Cash surrender value of life insurance       7,530        90  4.78%      6,753        80   4.74%
                                            --------   -------  ----    --------   -------   ----
    Total Interest-Earning Assets            932,195    17,730  7.61%    923,245    18,420   7.98%
                                            ========   =======  ====    ========   =======   ====
INTEREST-BEARING LIABILITIES:
  Certificates of deposits                   360,496     4,634  5.14%    378,038     5,400   5.71%
  Savings accounts                            90,300       545  2.41%     91,526       646   2.82%
  Demand and now accounts                    116,908       198  0.68%    109,213       286   1.05%
  Money market accounts                       75,397       737  3.91%     57,662       595   4.13%
                                            --------   -------  ----    --------   -------   ----
    Total deposits                           643,101     6,114  3.80%    636,439     6,927   4.35%
  FHLB advances and other borrowed money     255,298     3,537  5.54%    233,968     3,638   6.22%
                                            --------   -------  ----    --------   -------   ----
    Total Interest-Bearing Liabilities       898,399     9,651  4.30%    870,407    10,565   4.86%
                                            ========   =======  ====    ========   =======   ====
Net interest income                                    $ 8,079                     $ 7,855
                                                       =======                     =======
Net interest rate spread                                        3.31%                        3.12%
                                                                ====                         ====
Net interest earning assets                 $ 33,796                    $ 52,838
                                            ========                    ========
Net interest margin (4)                                         3.47%                        3.40%
                                                                ====                         ====
Average interest-earning assets
  to average interest-bearing liabilities               103.76%                      106.07%
                                                        ======                       ======

(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves
(2)  Includes held and available for sale categories
(3)  Includes primarily short term liquid assets
(4)  Net interest income divided by average interest earning assets
(5)  Based on average monthly balances

WESTERFED FINANCIAL CORPORATION
Non-Performing Assets
                                                               (Unaudited)
                                                       September 30,   June 30,
                                                            1999         1999
                                                       ------------- -----------
                                                             (In Thousands)
Non-accruing loans:
Real Estate:
     One-to-four family                                   $  384       $  521
     Multi-family                                              -            -
     Nonresidential property (except land)                   149            -
     Land                                                      -            -
     Construction                                            324          112
Agriculture                                                1,421        1,098
Commercial - non real estate                                  51          106
Consumer                                                     749        1,212
                                                          ------       ------
     Total                                                 3,078        3,049
                                                          ------       ------
Accruing loans delinquent
     90 days or more:
Real Estate:
     One-to-four family                                      411          426
     Multi-family                                              -            -
     Nonresidential property (except land)                     -            -
     Construction                                              -          344
Agriculture                                                    -            -
Commercial - non real estate                                   -            -
Consumer                                                      51            5
                                                          ------       ------
     Total                                                   462          775
                                                          ------       ------
Foreclosed assets:
Real Estate:
     One-to-four family                                      465          238
     Multi-family                                              -            -
     Commercial                                                -            -
     Land                                                     26           26
     Construction                                              -            -
Consumer                                                      84          106
                                                          ------       ------
     Total                                                   575          370
                                                          ------       ------
Total non-performing assets                               $4,115       $4,194
                                                          ======       ======

WESTERFED FINANCIAL CORPORATION
Allowance for Loan Losses

                                                                 (Unaudited)
                                                             For the Three Month
                                                                Period Ended
                                                                September 30,
                                                             -------------------
                                                                1999     1998
                                                             --------- ---------
                                                                (In Thousands)

Balance at beginning of period...............................  $5,080    $4,907

Charge-Offs:
Real Estate:
        One- to four-family..................................      (4)       --
        Commerical...........................................      --        --
Other:
        Commerical...........................................     (45)       (3)
        Consumer.............................................    (212)     (286)
                                                               ------    ------
Total charge-offs............................................    (261)     (289)
                                                               ------    ------
Recoveries:
Other:
        Commerical...........................................      --        --
        Consumer.............................................      36        22
                                                               ------    ------
Total recoveries.............................................      36        22
                                                               ------    ------
Net charge-offs..............................................    (225)     (267)
Provisions charged to operations.............................     445       240
                                                               ------    ------
Balance at end of period.....................................  $5,300    $4,880
                                                               ======    ======
Ratio of net charge-offs during the period to average loans
        outstanding during the period........................    0.04%     0.04%
                                                               ======    ======
Ratio of net charge-offs during the period to average non-
        performing assets during the period..................    5.42%     5.23%
                                                               ======    ======
Ratio of allowance for loan losses to net loans before
        allowance............................................    0.83%     0.74%
                                                               ======    ======